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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 033-63731 of Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One, on Form N-6, of our report dated March 29, 2005, relating to the statutory basis financial statements of Hartford Life and Annuity Insurance Company as of and for the years ended December 31, 2004 and 2003, and of our report dated February 24, 2005, relating to the statements of assets and liabilities of Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One, as of December 31, 2004 and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period ended December 31, 2004, both appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
November 7, 2005